Exhibit 99.1

INNOVAGE ANNOUNCES FINANCIAL RESULTS FOR THE
FISCAL SECOND QUARTER ENDED DECEMBER 31, 2022

DENVER, CO., February 7, 2023 - InnovAge Holding Corp. (the “Company” or “InnovAge”) (Nasdaq: INNV), a market leading healthcare delivery platform for high-cost, dual-eligible seniors, announced financial results for its fiscal second quarter ended December 31, 2022.

“It is with great enthusiasm and responsibility we begin the next chapter at InnovAge,” said Patrick Blair, President and CEO of InnovAge. “The dedication and effort the team has demonstrated while under sanctions has helped us build a strong operational foundation of standardization, quality and compliance, which will enable responsible growth in the future.”

Financial Results

	Three Months Ended		Six Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

in thousands, except percentages and per share amounts
Total revenues	$167,456	$175,350	$338,674	$348,420
Center-level Contribution Margin(1)	22,573	41,406	43,997	83,736
Net Income (Loss)	(10,547)	1,106	(24,247)	8,730
Net Income (Loss) margin	(6.3)%	0.6%	(7.2)%	2.5%

Net Income (Loss) Attributable to InnovAge Holding Corp.	(9,793)	1,323	(22,866)	9,009
Net income (Loss) per share - basic and diluted	$(0.07)	$0.01	$(0.17)	$0.07

Adjusted EBITDA(1)	$(1,954)	$14,750	$(5,768)	$32,962
Adjusted EBITDA margin(1)	(1.2)%	8.4%	(1.7)%	9.5%

Second Quarter 2023 Financial Performance

●	Total revenue of $167.5 million, decreased 4.5% compared to $175.4 million in the second quarter of fiscal 2022
●	Center-level Contribution Margin(1) of $22.6 million, decreased 45.4% compared to $41.4 million in the second quarter of fiscal 2022
●	Center-level Contribution Margin(1) as a percent of revenue of 13.5%, decreased 10.1 percentage points compared to 23.6% in the second quarter of fiscal 2022
●	Net loss of $10.5 million, compared to net income of $1.1 million in the second quarter of fiscal 2022
●	Net loss margin of 6.3%, a decrease of 6.9 percentage points compared to a net income margin of 0.6% in the second quarter of fiscal year 2022
●	Net loss attributable to InnovAge Holding Corp. of $9.8 million, or a loss of $0.07 per share, compared to net income of $1.3 million, or income of $0.01 per share in the second quarter of fiscal 2022
●	Adjusted EBITDA(1) of negative $2.0 million, a decrease of $16.7 million compared to $14.8 million in the second quarter of fiscal year 2022

●	Adjusted EBITDA(1) margin of negative 1.2%, a decrease of 9.6 percentage points compared to 8.4% in the second quarter of fiscal 2022
●	Census of approximately 6,460 participants compared to 7,050 participants in the second quarter of fiscal year 2022
●	Ended the second quarter of fiscal year 2023 with $99.5 million in cash and cash equivalents after deploying $45 million for purchases of short-term investments, and $84.6 million in debt on the balance sheet, representing debt under the Company’s senior secured term loan, convertible term loan and finance leases

(1) Management uses Center-level Contribution Margin as the measure for assessing performance of its segments. Center-level Contribution Margin is defined as total revenues less external provider costs and cost of care, excluding depreciation and amortization, which include all medical and pharmacy costs.  Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. For a definition and reconciliation of these non-GAAP measures to the most closely comparable GAAP measures for the periods indicated, see “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP and Non-GAAP Measures.”

Conference Call

The Company will host a conference call this afternoon at 5:00 PM Eastern Time.  A live audio webcast of the call will be available on the Company’s website, https://investor.innovage.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for a limited time.  To access the call by phone, please go to this link (registration link), for dialing instructions and a unique access pin.  We encourage participants to dial into the call fifteen minutes ahead of the scheduled start time.

About InnovAge

InnovAge is a market leader in managing the care of high-cost, dual-eligible seniors through the Program of All-inclusive Care for the Elderly (PACE). With a mission of enabling older adults to age independently in their own homes for as long as safely possible, InnovAge’s patient-centered care model is designed to improve the quality of care its participants receive while reducing over-utilization of high-cost care settings. InnovAge believes its PACE healthcare model is one in which all constituencies — participants, their families, providers, and government payors — “win.” As of December 31, 2022, InnovAge served approximately 6,460 participants across 18 centers in five states. https://www.innovage.com/.

Investor Contact:

Ryan Kubota

rkubota@myinnovage.com

Media Contact:

Sarah Rasmussen, APR

srasmussen@myinnovage.com

Forward-Looking Statements - Safe Harbor

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements may be identified by the fact that they do not relate strictly to historical or current facts. Examples of forward-looking statements include, among others, statements we may make regarding our expectations with respect to current audits, legal proceedings and government investigations and actions; relationships and discussions with regulatory agencies; our expectations with respect to correcting deficiencies raised in audits and other processes; our ability to effectively implement remediation measures, including creating operational excellence as a provider, expanding our payer capabilities and strengthening enterprise functions; our expectations to increase the number of participants we serve, to grow enrollment and capacity within existing centers, to build de novo centers, or execute acquisitions; quarterly or annual guidance; financial outlook, including future revenues and future earnings; reimbursement and regulatory developments; market developments; new products; integration activities; and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on currently available information and our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. You should not place undue reliance on our forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) the results of periodic inspections, reviews, audits, investigations under the federal and state government programs, including sanctions currently in place on our Sacramento center in California; (ii) our ability to sufficiently cure any deficiencies identified by the respective federal and state government programs, in the states of California, and New Mexico; (iii) the adverse impact of inspections, reviews, audits, investigations, legal proceedings, enforcement actions and litigation, including the current civil investigative demands initiated by federal and state agencies, as well as the litigation and other proceedings initiated by, or on behalf, of our stockholders; (iv) the risk that the cost of providing services will exceed our compensation under PACE; (v) the dependence of our revenues upon a limited number of government payors, particularly Medicare and Medicaid; (vi) changes in the rules governing the Medicare, Medicaid or PACE programs; (vii) the risk that our submissions to government payors may contain inaccurate or unsupportable information regarding risk adjustment scores of participants, which could cause us to overstate or understate our revenue and subjecting us to payment obligations and penalties; (viii) viability of our business strategy and our ability to realize expected results; (ix) the impact on our business of non-renewal or termination of capitation agreements with government payors; (x) the impact of state and federal efforts to reduce healthcare spending; (xi) the impact on our business from an economic downturn; (xii) the effects of a pandemic, epidemic or outbreak of an infectious disease, including the ongoing effects of COVID-19; (xiii) our dependence on our senior management team and other key employees; (xiv) the effects of sustained inflation and increased costs of labor on our business; (xv) the impact of failures by our suppliers, sustained material price increases on supplies or limitations on our ability to access new technology or medical products; (xvi) the effect of our relatively limited operating history as a for-profit company on investors’ ability to evaluate our current business and future prospects; (xvii) our ability to enroll or attract new participants and grow our revenue, especially as a result of the sanctions currently in place on our Sacramento center in California and actions from other states; (xviii) the concentration of our presence in Colorado; (xix) our ability to establish a presence in new geographic markets, especially as a result of the actions taken by certain states and us in light of our ongoing audit processes; (xx) the impact on our business of security breaches, loss of data or other disruptions causing the compromise of sensitive information or preventing us from accessing critical information; and (xxi) our existing indebtedness and access to capital markets. For a detailed discussion of the risks and uncertainties that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our most recent Annual Report on Form 10-K, as filed with the SEC.

Any forward-looking statement made by the Company in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

In addition to reporting financial information in accordance with generally accepted accounting principles (“GAAP”), the Company is also reporting Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. Adjusted EBITDA and Adjusted EBITDA margin are supplemental measures of operating performance monitored by management that are not defined under GAAP and that do not represent, and should not be considered as, an alternative to net income (loss) and net income (loss) margin, respectively, as determined by GAAP. We believe that Adjusted EBITDA and Adjusted EBITDA margin are appropriate measures of operating performance because the metrics eliminate the impact of revenue and expenses that do not relate to our ongoing business performance, allowing us to more effectively evaluate our core operating performance and trends from period to period. We believe that Adjusted EBITDA and Adjusted EBITDA margin help investors and analysts in comparing our results across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures, including net income (loss) and net income (loss) margin. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculation of Adjusted EBITDA. Our use of the term Adjusted EBITDA varies from others in our industry. We define Adjusted EBITDA as net income (loss) adjusted for interest expense, depreciation and amortization, and provision for income tax as well as addbacks for non-recurring expenses or exceptional items, including charges relating to management equity compensation, class action litigation, M&A transaction and integration, business optimization and electronic medical record (“EMR”) implementation. Adjusted EBITDA margin is Adjusted EBITDA expressed as a percentage of our total revenue less any exceptional, one time revenue items. For a full reconciliation of Adjusted EBITDA to the most closely comparable GAAP financial measure, please see the attachment to this earnings release.

Schedule 1

InnovAge

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands) (UNAUDITED)

	December 31,	June 30,
	2022	2022
Assets
Current Assets
Cash and cash equivalents	$99,460	$184,429
Short-term investments	45,424	—
Restricted cash	17	17
Accounts receivable, net of allowance ($4,202 – December 31, 2022 and $3,403 – June 30, 2022)	38,643	35,907
Prepaid expenses	12,212	13,842
Income tax receivable	3,733	6,761
Total current assets	199,489	240,956
Noncurrent Assets
Property and equipment, net	185,774	176,260
Operating lease assets	22,223	—
Investments	5,493	5,493
Deposits and other	3,391	2,812
Goodwill	124,217	124,217
Other intangible assets, net	5,528	5,858
Total noncurrent assets	346,626	314,640
Total assets	$546,115	$555,596
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$48,901	$50,562
Reported and estimated claims	35,115	38,454
Due to Medicaid and Medicare	11,077	9,130
Current portion of long-term debt	3,794	3,793
Current portion of finance lease obligations	3,864	3,368
Current portion of operating lease obligations	3,434	—
Total current liabilities	106,185	105,307
Noncurrent Liabilities
Deferred tax liability, net	11,379	17,761
Finance lease obligations	9,032	9,440
Operating lease obligations	20,034	—
Other noncurrent liabilities	1,182	1,134
Long-term debt, net of debt issuance costs	66,528	68,210
Total liabilities	214,340	201,852
Commitments and Contingencies (See Note 9)
Redeemable Noncontrolling Interests (See Note 4)	14,054	15,278
Stockholders’ Equity
Common stock, $0.001 par value; 500,000,000 authorized as of December 31, 2022 and June 30, 2022; 135,596,225 and 135,532,811 issued shares as of December 31, 2022 and June 30, 2022, respectively	136	136
Additional paid-in capital	329,777	327,499
Retained earnings (deficit)	(18,137)	4,729
Total InnovAge Holding Corp.	311,776	332,364
Noncontrolling interests	5,945	6,102
Total stockholders’ equity	317,721	338,466
Total liabilities and stockholders’ equity	$546,115	$555,596

Schedule 2

InnovAge

CONDENSED CONSOLIDATED STATEMENTS OF Operations

(IN THOUSANDS) (UNAUDITED)

	Three Months Ended		Six Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

	in thousands, except per share amounts
Revenues
Capitation revenue	$167,140	$174,964	$338,071	$347,518
Other service revenue	316	386	603	902
Total revenues	167,456	175,350	338,674	348,420
Expenses
External provider costs	93,507	91,033	189,744	181,045
Cost of care, excluding depreciation and amortization	51,376	42,911	104,933	83,639
Center-level Contribution Margin	22,573	41,406	43,997	83,736
Sales and marketing	3,774	6,679	8,187	12,972
Corporate, general and administrative	28,817	28,482	58,999	49,566
Depreciation and amortization	3,662	3,292	7,095	6,585
Total expenses	181,136	172,397	368,958	333,807
Operating Income (Loss)	(13,680)	2,953	(30,284)	14,613

Other Income (Expense)
Interest expense, net	(223)	(674)	(826)	(1,221)
Other expense	444	28	480	(465)
Total other expense	221	(646)	(346)	(1,686)
Income (Loss) Before Income Taxes	(13,459)	2,307	(30,630)	12,927
Provision for Income Taxes	(2,912)	1,201	(6,383)	4,197
Net Income (Loss)	(10,547)	1,106	(24,247)	8,730
Less: net loss attributable to noncontrolling interests	(754)	(217)	(1,381)	(279)
Net Income (Loss) Attributable to InnovAge Holding Corp.	$(9,793)	$1,323	$(22,866)	$9,009

Weighted-average number of common shares outstanding - basic	135,578,888	135,516,513	135,572,503	135,516,513
Weighted-average number of common shares outstanding - diluted	135,578,888	135,516,513	135,572,503	135,516,513

Net income (loss) per share - basic	$(0.07)	$0.01	$(0.17)	$0.07
Net income (loss) per share - diluted	$(0.07)	$0.01	$(0.17)	$0.07

Schedule 3

InnovAge

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands) (UNAUDITED)

	For the Six Months Ended December 31,
	2022	2021
Operating Activities
Net income (loss)	$(24,247)	$8,730
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
(Gain) loss on disposal of assets	(53)	465
Provision for uncollectible accounts	2,244	2,883
Depreciation and amortization	7,095	6,585
Operating lease rentals	2,335	—
Amortization of deferred financing costs	215	215
Stock-based compensation	2,278	1,741
Deferred income taxes	(6,381)	3,380
Other	(424)	—
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable, net	(4,980)	(3,589)
Prepaid expenses	1,631	(209)
Income tax receivable	3,027	757
Deposits and other	(533)	(89)
Accounts payable and accrued expenses	(544)	7,596
Reported and estimated claims	(3,339)	1,373
Due to Medicaid and Medicare	1,946	1,739
Operating lease liabilities	(2,260)	—
Net cash provided (used) by operating activities	(21,990)	31,577
Investing Activities
Purchases of property and equipment	(14,632)	(11,681)
Purchases of short-term investments	(45,000)	—
Purchase of cost method investment	—	(2,000)
Net cash used in investing activities	$(59,632)	$(13,681)
Financing Activities
Payments for finance lease obligations	(1,452)	(1,154)
Principal payments on long-term debt	(1,895)	(1,894)
Net cash used in financing activities	(3,347)	(3,048)

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS & RESTRICTED CASH	(84,969)	14,848
CASH, CASH EQUIVALENTS & RESTRICTED CASH, BEGINNING OF PERIOD	184,446	203,700
CASH, CASH EQUIVALENTS & RESTRICTED CASH, END OF PERIOD	$99,477	$218,548

Supplemental Cash Flows Information
Interest paid	$1,726	$984
Income taxes paid	$13	$84
Property and equipment included in accounts payable	$53	$1,004
Property and equipment purchased under finance leases	$1,541	$5,653

Schedule 4

InnovAge

RECONCILIATION OF GAAP AND NON-GAAP MEASURES

(In Thousands) (UNAUDITED)

	Three Months Ended		Six Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

	in thousands

Net income (loss)	$(10,547)	$1,106	$(24,247)	$8,730
Interest expense, net	223	674	826	1,221
Depreciation and amortization	3,662	3,292	7,095	6,585
Provision for income tax	(2,912)	1,201	(6,383)	4,197
Stock-based compensation	1,212	783	2,512	1,741
Executive severance and recruitment(a)	—	4,123	—	4,123
Class action litigation(b)	1,282	45	1,238	45
M&A and de novo development(c)	336	513	622	840
Business optimization(d)	2,846	2,671	10,035	4,788
EMR implementation(e)	1,944	342	2,534	692
Adjusted EBITDA	$(1,954)	$14,750	$(5,768)	$32,962

Net income (loss) margin	(6.3)%	0.6%	(7.2)%	2.5%
Adjusted EBITDA margin	(1.2)%	8.4%	(1.7)%	9.5%

(a)	Reflects charges related to executive severance and recruiting.
(b)	Reflects charges/(credits) related to litigation by stockholders.
(c)	Reflects charges related to M&A transaction and integrations, and de novo center developments.
(d)	Reflects charges related to business optimization initiatives. Such charges related to one-time investments in projects designed to enhance our technology and compliance systems, improve and support the efficiency and effectiveness of our operations, and third party support to address efforts to remediate deficiencies in audits. For the three months ended December 31, 2022 this includes (i) $0.5 million related to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $1.4 million of charges related to government investigations, (iii) $0.8 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities, and (iv) $0.1 million related to other non-recurring projects aimed at reducing costs and improving efficiencies. For the six months ended December 31, 2022 this includes (i) $1.2 million related to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $3.0 million of charges related to government investigations, (iii) $5.1 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities, and (iv) $0.7 million related to other non-recurring projects aimed at reducing costs and improving efficiencies..
(e)	Reflects non-recurring expenses relating to the implementation of a new electronic medical record (“EMR”) vendor.